First Trust Advisors L.P.
                 120 E. Liberty Drive, Suite 400
                    Wheaton, Illinois  60187




                        December 31, 2008


First Trust Portfolios L.P.
120 East Liberty Drive, Suite 400
Wheaton, Illinois  60187

     Re:  FT 1900

Gentlemen:

     We  have  examined the Registration Statement File No.  333-
153812 for the above captioned fund. We hereby consent to the use in the Registration Statement of the references to First
Trust Advisors L.P. as evaluator.

     You are hereby authorized to file a copy of this letter with the Securities and Exchange Commission.

                         Sincerely,

                         First Trust Advisors L.P.




                         Jason T. Henry
                         Senior Vice President